UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 23, 2016, Antero Resources Corporation, a Delaware corporation (the “Company”), Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and Antero Resources Midstream Management LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”), relating to the offer and sale of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and purchase by the Underwriter, of 8,000,000 Common Units at a price of $22.25 per unit. Pursuant to the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to an aggregate of 1,200,000 additional Common Units. The material terms of the Offering are described in the prospectus, dated March 23, 2016 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on March 25, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-210372), filed by the Partnership on March 23, 2016. The Company intends to use the proceeds from the Offering to repay borrowings under its credit facility and to fund a portion of its 2016 development program. The Partnership will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Units in the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership, the General Partner and the Company have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering is expected to close on March 30, 2016, subject to the satisfaction of customary closing conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.  In particular, affiliates of Citigroup Global Markets, Inc. are lenders under the Company’s credit facility.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT	DESCRIPTION
1.1	Underwriting Agreement, dated as of March 23, 2016, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Antero Resources Corporation and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Alvyn A. Schopp
Alvyn A. Schopp
Chief Administrative Officer, Regional Senior Vice President and Treasurer
Dated: March 25, 2016

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
1.1	Underwriting Agreement, dated as of March 23, 2016, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Antero Resources Corporation and Citigroup Global Markets Inc.